UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 21, 2007

Electroglas, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-21626	77-0336101
(Commission File Number)	(I.R.S. Employer Identification No.)

5729 Fontanoso Way, San Jose, California 95138

(Address of Principal Executive Offices) (Zip Code)

(408) 528-3000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement.

On March 21, 2007, Electroglas, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain buyers (the “Buyers”), for the private placement of $25,750,000 of the Company’s 6.25% Convertible Senior Subordinated Secured Notes due 2027 (the “Notes”) to such Buyers. The private placement was consummated on March 26, 2007 pursuant to the exemption from registration provided by 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Regulation D under the 1933 Act (“Regulation D”). Each of the Buyers represented that it is an accredited investor within the meaning of Regulation D. The Securities Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and the description of the terms of the Securities Purchase Agreement in this Item 1.01 is qualified in its entirety by reference to such exhibit.

The Notes were issued pursuant to an Indenture, dated as of March 26, 2007, by and among the Company, Electroglas International, Inc., a Delaware corporation (the “Guarantor”) and The Bank of New York Trust Company, N.A. (“BONY”), as trustee (the “Indenture”). The obligations under the Notes are guaranteed by the Guarantor. In addition, any future domestic subsidiary that is a significant subsidiary of the Company is required to guarantee the Notes, and any such guarantee is required to be secured by such subsidiary’s assets.

The Buyers may convert the Notes into the Company’s common stock (“Common Stock”) any time prior to the scheduled maturity date of March 26, 2027. The conversion price is $2.295 per share. If fully converted, the Notes would convert into approximately 11.22 million shares of Common Stock. Subject to the satisfaction of certain equity conditions, the Notes are fully redeemable by the Company at any time from and after March 26, 2010 at 100% of the principal amount plus accrued and unpaid interest. Interest is payable semi-annually on June 15 and December 15 of each year, beginning on June 15, 2007. Subject to the satisfaction of certain equity conditions, the Company has the right to force automatic conversion of the Notes into Common Stock if the Common Stock trades above 150% of the conversion price for 20 trading days out of 30 consecutive trading days. In connection with any forced conversion of Notes prior to March 26, 2010, the Company will be required to pay additional interest to holders of Notes being converted. Holders of Notes also have the option to require the Company to repurchase for cash any Notes held by such holder of Notes at a price equal to 100% of the principal amount plus accrued and unpaid interest at specific times set forth in the Indenture.

The Indenture provides for events of default, including payment defaults, breaches of covenants, failure to pay certain judgments, certain defaults relating to the collateral and guarantees for the obligations and certain events of bankruptcy, insolvency and reorganization. If an event of default occurs and is continuing, the principal amount of the Notes, plus accrued and unpaid interest, if any, may be declared immediately due and payable. These amounts automatically become due and payable if an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs.

The Indenture and the form of Note are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K, and the descriptions of the terms of the Indenture and the Notes in this Item 1.01 are qualified in their entirety by reference to such exhibits.

Holders of the Notes are entitled to the benefits of a Registration Rights Agreement, dated as of March 21, 2007, by and among the Company and the Buyers (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company has agreed to file a shelf registration statement with the Securities and Exchange Commission covering resales of the Notes and the shares of Common Stock issuable upon conversion of the Notes. The Registration Rights Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K, and the description of the terms of the Registration Rights Agreement in this Item 1.01 is qualified in its entirety by reference to such exhibit.

Pursuant to the Indenture, the Company entered into a Security Agreement, dated as of March 26, 2007, by and among the Company, the Guarantor and BONY, as collateral agent (the “Security Agreement”). Pursuant to the Security Agreement, the Company and the Guarantor granted a security interest in certain of their respective assets (including patents and trademarks) to secure the obligations of the Company and the Guarantor under the Indenture. The Security Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K and the description of the terms of the Security Agreement in this Item 1.01 is qualified in its entirety by reference to such exhibit.

In connection with the Indenture, the Company entered into an Intercreditor and Subordination Agreement, dated as of March 26, 2007, by and among the Company, Comerica Bank (the “Bank”), BONY, and the Guarantor (the “Intercreditor Agreement”). Pursuant to the Intercreditor Agreement, the liens securing the Notes and the guarantees of the Notes will be second in priority to all liens that secure obligations under that certain Loan and Security Agreement, dated as of July 16, 2004, by and between the Company and the Bank and guarantees of such obligations. The Intercreditor Agreement is filed as Exhibit 10.4 to this Current Report on Form 8-K and the description of the terms of the Intercreditor Agreement in this Item 1.01 is qualified in its entirety by reference to such exhibit.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 8.01.	Other Events.

On March 26, 2007, the Company announced it has completed the private placement of the Notes. The Company intends to use the net proceeds from the sale of the Notes to repay $8.5 million in bonds outstanding due June 15, 2007, and to use the remainder of the net proceeds for general corporate purposes, including working capital and capital expenditures.

The Company issued a press release on March 26, 2007 with respect to these transactions, which is attached to this Form 8-K as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of March 26, 2007, by and among the Company, the Guarantor, and BONY, as trustee.

4.2	Form of 6.25% Convertible Senior Subordinated Secured Notes due 2027.

10.1	Securities Purchase Agreement, dated as of March 21, 2007, by and among the Company, Piper Jaffray & Co. and the Buyers.

10.2	Registration Rights Agreement, dated as of March 21, 2007, by and among the Company and the Buyers.

10.3	Security Agreement, dated as of March 26, 2007, by and among the Company, the Guarantor and BONY, as collateral agent.

10.4	Intercreditor Agreement, dated as of March 26, 2007, by and among the Company, the Bank, BONY, and the Guarantor.

99.1	Press Release, dated March 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized officer.

Electroglas, Inc.

Date: March 27, 2007	By:	/s/ Thomas E. Brunton
Chief Financial Officer

EXHIBIT TABLE

Exhibit Number	Description
4.1	Indenture, dated as of March 26, 2007, by and among the Company, the Guarantor, and BONY, as trustee.

4.2	Form of 6.25% Convertible Senior Subordinated Secured Notes due 2027.

10.1	Securities Purchase Agreement, dated as of March 21, 2007, by and among the Company, Piper Jaffray & Co. and the Buyers.

10.2	Registration Rights Agreement, dated as of March 21, 2007, by and among the Company and the Buyers.

10.3	Security Agreement, dated as of March 26, 2007, by and among the Company, the Guarantor and BONY, as collateral agent.

10.4	Intercreditor Agreement, dated as of March 26, 2007, by and among the Company, the Bank, BONY, and the Guarantor.

99.1	Press Release, dated March 26, 2007.